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                                                                   Exhibit 10.11

                            AMENDMENT NO. 2 TO LEASE

     This Amendment No. 2 To Lease (this "Amendment") is dated as of this 17th day of December, 2001, by and between Menlo Equities Associates LLC, a California limited liability company ("Landlord") and Macromedia, Inc., a Delaware corporation ("Tenant").

                                    Recitals

     A. Landlord and Tenant entered into that certain Lease Agreement dated November 29, 2001, as amended by that certain Amendment No. 1 to Lease (the "First Amendment") dated December 3, 2001 (collectively, the "Lease") for premises located in the City of Redwood City, County of San Mateo, State of California, commonly known as 101 Redwood Shores Parkway, comprised of 52,905 rentable square feet of floor area ("Premises"); and

     B. Landlord and Tenant now desire to amend the Lease according to the terms and conditions set forth herein. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Lease.

                                    Agreement

     Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Base Monthly Rent. The paragraph in Section 1 of the First Amendment which commences with the words "Notwithstanding the foregoing," is hereby deleted in its entirety and the term "Base Monthly Rent" as defined in Article 1 of the Lease is hereby restated in its entirety as the following:

     Base Monthly Rent:   The term "Base Monthly Rent" shall mean the following:

                          Period                       Base Monthly Rent
                          ------                       -----------------
                          12/27/01 - 12/26/04          $140,727.30

                          12/27/04 - 12/26/09          $153,953.55

                          12/27/09 - 12/26/11          $160,302.15

     2. Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

     3. Miscellaneous.

        (a) Attorney's Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and costs of suit.

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          (b) Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

     In Witness Whereof, Landlord and Tenant have executed this Amendment as of the date first written above.

Tenant:                                 Landlord:

Macromedia, Inc.,                       Menlo Equities Associates LLC,
a Delaware corporation                  a California limited liability company

                                        By: Menlo Equities Inc., Managing Member


By: __________________________________      By: ________________________________
Name:  James Morgensen,                            Henry D. Bullock, President
Title: Vice President, Real Estate,
        Facilities and Services


By: __________________________________
Name: Elizabeth Nelson
Title: Chief Financial Officer